UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 21, 2021 (May 20, 2021)

CC NEUBERGER PRINCIPAL HOLDINGS III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39984	98-1552405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, 58th Floor New York, NY	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 355-5515

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fifth of one redeemable warrant	PRPC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	PRPC	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PRPC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 20, 2021, CC Neuberger Principal Holdings III (the “Company”) issued an unsecured promissory note (the “Note”) in the principal amount of $1,000,000 to CC Neuberger Principal Holdings III Sponsor LLC (the “Sponsor”). The Note does not bear interest and is repayable in full upon consummation of the Company’s initial business combination (a “Business Combination”). If the Company does not complete a Business Combination, the Note shall not be repaid and all amounts owed under it will be forgiven. Upon the consummation of a Business Combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the Note, in whole or in part, into private placement warrants (as defined in that certain Warrant Agreement, dated February 5, 2021, by and between the Company and Continental Stock Transfer & Trust Company), at a price of $1.00 per private placement warrant. The Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable.

The Note was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosure set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by reference to the Note.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, the Board of Directors of the Company appointed Mr. J. Joel Hackney, Jr. as a new director of the Company. Mr. Hackney has been appointed to serve on the audit committee, the nominating committee and the compensation committee of the Company, with such appointment effective upon his becoming a director of the Company.

Mr. Hackney currently sits on the board of Stericycle (NASDAQ: SRCL) and has held numerous leadership positions over the past two decades for some of the world’s most influential businesses. From 2016 to 2021, Mr. Hackney was Chairman and CEO of nThrive – a leading healthcare IT and services company. From 2013 to 2016, Mr. Hackney was CEO and Director of AVINTIV – a global specialty materials innovator serving the healthcare, personal hygiene, and industrial markets. From 2009 to 2013, Mr. Hackney was President of Avaya Cloud Solutions, Senior Vice President of Global Sales and Marketing, President of Field Operations, and President of Government and Data Solutions. Prior to Avaya, Mr. Hackney spent four years in various executive positions at Nortel Networks Corporation, including President of Nortel Enterprise Solutions and Senior Vice President of Global Operations and Quality. Mr. Hackney also spent fourteen years at General Electric. He was a member of GE’s senior executive team, where he led various businesses and functions in both the U.S. and Europe. Mr. Hackney holds a B.S. degree in Business Administration from the University of North Carolina, Chapel Hill.

The board of directors of the Company has affirmatively determined that Mr. Hackney meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Mr. Hackney will not be compensated by the Company for his services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. Hackney is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

About CC Neuberger Principal Holdings III

CC Neuberger Principal Holdings III, led by Chinh E. Chu, Matthew B. Skurbe, Douglas B. Newton, Jason K. Giordano, Charles C. Kantor and other senior professionals of CC Capital and Neuberger Berman, is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Its units trade on the New York Stock Exchange (“NYSE”) under the symbol “PRPC.U,” and its Class A ordinary shares and warrants trade on the NYSE under the symbols “PRPC” and “PRPC WS,” respectively. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Promissory Note, dated May 20, 2021, issued by CC Neuberger Principal Holdings III to CC Neuberger Principal Holdings III Sponsor LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2021

CC NEUBERGER PRINCIPAL HOLDINGS III

By:	/s/ Matthew Skurbe
Name: Matt Skurbe
Title: Chief Financial Officer